SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the
                                        Commission Only (as permitted
                                        by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            PROVIDENCE AND WORCESTER RAILROAD COMPANY
        (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party

4)   Date Filed:

            PROVIDENCE AND WORCESTER RAILROAD COMPANY

                        75 Hammond Street

                 Worcester, Massachusetts 01610

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 30, 1997


       PLEASE TAKE NOTICE that the 1997 annual meeting of the shareholders of Providence and Worcester Railroad Company (the "Company") will be held at the Holiday Inn, 500 Lincoln Street, Worcester, Massachusetts, on Wednesday, April 30, 1997 at 10:00 o'clock A.M., local time, for the following purposes:

    (1) To elect 4 directors (by the holders of Common Stock only) and 7 directors (by the holders of Preferred Stock only) to serve for terms of one year and until their successors are elected and qualified;

    (2) To approve the appointment of Deloitte & Touche LLP as independent auditors of the accounts of the Company for 1997
    (by the holders of Common Stock and Preferred Stock, voting as separate classes);

   (3) To approve the Company's Employee Stock Purchase Plan, as described in the accompanying proxy statement (by the holders of Common Stock and Preferred Stock, voting as separate classes); and

    (4) To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof (by the holders of Common Stock and Preferred Stock, voting as separate classes).

       Holders of record of the Common Stock or Preferred Stock on the books of the Company as of the close of business on February 28, 1997 will be entitled to vote.

                         By Order of the Board of Directors

                         HEIDI J. EDDINS
                         Secretary and General Counsel
                         PROVIDENCE AND WORCESTER RAILROAD COMPANY


Worcester, Massachusetts
March 18, 1997

       If you are the holder of record of only one class of the Company's capital stock, only one proxy card is enclosed. If you are the holder of record of both Common Stock and Preferred Stock, two proxy cards are enclosed. Kindly fill in, date and sign the enclosed proxy card(s) and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy or proxies will not be used without your consent.

            PROVIDENCE AND WORCESTER RAILROAD COMPANY

                         PROXY STATEMENT

                 Annual Meeting of Shareholders

                         April 30, 1997


             SOLICITATION AND REVOCATION OF PROXIES

      The accompanying proxy or proxies are solicited by the Board of Directors of Providence and Worcester Railroad Company (herein called the "Company"), in connection with the annual meeting of the shareholders to be held April 30, 1997; the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary prior to the meeting or may be transmitted orally to the Secretary at the meeting. Every properly signed proxy will be voted in accordance with the specifications made thereon.

       This proxy statement and the accompanying proxy or proxies are expected to be first sent to shareholders on March 18, 1997.

                        VOTING AT MEETING

       Only shareholders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting. Under the Company's charter, the holders of the Company's Common Stock, voting separately as a class, are entitled to one vote for each share held in the election of one-third (1/3) of the Board of Directors of the Company proposed to be elected at the meeting. The holders of the Company's Preferred Stock, voting separately as a class, are entitled to one vote for each share held in the election of the balance of the Board of Directors proposed to be elected at the meeting. The holders of the Company's Common Stock and the holders of the Company's Preferred Stock are entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

      Common Stock directors will be elected in each case by vote of the holders of a majority of the Common Stock present or represented at the meeting, and the Preferred Stock directors will be similarly elected by the holders of a majority of the Preferred Stock.

       Shares represented by proxies which are marked "withhold authority" with respect to the election of any particular nominee for director, "abstain" with respect to any other matter, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

       Brokers who hold shares in street name may lack authority to vote such shares on certain items, absent specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a "broker non-vote" will come before the annual meeting.

       On the record date, there were 2,189,799 shares of the Company's Common Stock and 653 shares of the Company's Preferred
Stock outstanding.


                      ELECTION OF DIRECTORS

       At the annual meeting, 4 Common Stock directors and 7 Preferred Stock directors are to be elected, and each will hold office until the next annual meeting and until his successor is elected and qualified. The proxies named in the accompanying proxy or proxies, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

                              Principal Occupation            Director
Name and Age                  During Past Five Years           Since

                              Common Stock Director Nominees:

Robert H. Eder (64)           Chairman of the Company          1965
Ronald P. Chrzanowski (54)    Vice President of the Company    1989
William J. LeDoux (65)        Attorney                         1990
Charles M. McCollam, Jr. (64) President, Bertha M. McCollam,   1996
                              Inc. (insurance) and President,
                              McCollam Associates (consultant)


                              Preferred Stock Director Nominees:

Orville R. Harrold (64)       President of the Company         1978
Frank W. Barrett (57)         Executive Vice President,        1995
                              Springfield Institution for
                              Savings
Phillip D. Brown (53)         President and CEO, Unibank for   1995
                              Savings
John H. Cronin (63)           Retired; until September 1995,   1986
                              President, Ideal Products, Inc.
                              (restaurant supplies)
Robert J. Easton (53)         Treasurer of the Company         1989
J. Joseph Garrahy (66)        President, J. Joseph Garrahy &   1992
                              Associates, Inc.
                              (business consultants)
John J. Healy (60)            President of Worcester           1991
                              Affiliated Mfg. L.L.C.
                              (Mfg. Consultant)
                              (prior to January 1997,
                              President and Chief
                              Executive Officer, HMA
                              Behavioral Health, Inc.)

       Dates of directorships include directorships of the Company's predecessors.

       Mr. Eder is also a director of Capital Properties, Inc.
       (a real estate holding company).

       Mr. Garrahy is also a director of Grove Investment Company.

       Mr. Barrett is also a director of  Dairy Mart Convenience
       Store, Inc.

       Except as noted in the above table, all of the present directors and nominees have been engaged in their present principal occupations in the same or similar capacities during the past five years.

       In 1996, the Board created a Stock Option & Compensation
Committee currently comprised of William J. LeDoux, Chairman,
John J. Healy, and Frank W. Barrett.

       The Board of Directors has an Audit Committee currently comprised of John H. Cronin, Chairman, J. Joseph Garrahy, and Phillip D. Brown. The Audit Committee is primarily responsible for overseeing the Company's internal accounting procedures and its relationship with its independent auditors. The Board does not have a nominating committee.

       The Board of Directors held four meetings; the Audit
Committee held three meetings and the Stock Option & Compensation
Committee held one meeting during the fiscal year ended December
31, 1996.

       During the fiscal year ended December 31, 1996, each director who was not an employee of the Company received a base fee of $500 for each attended meeting of the Board of Directors plus $50 per attended meeting for each year of service as a director, and each member of the Audit Committee and the Stock Option & Compensation Committee received $300 for each attended meeting of the committee (other than the Chairman, who received $350).

    During the month of January of each year, directors of the Company who were serving as such on the preceding December 31 and are not fulltime employees of the Company are granted options for the purchase of 100 shares of the Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company. The exercise price is the last sale price of the Common Stock on the last business day of the preceding year, and the term of each option is ten years (subject to earlier termination if the grantee ceases to serve as a director), provided, no option is exercisable within six months following the date of grant.

                        EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company to its Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 in salary and bonus in 1996, for services rendered in all capacities to the Company during 1996.


                      SUMMARY COMPENSATION TABLE

                    Annual Compensation

                                             Long Term
                                           Compensation
                                              Awards

 Name and                                  Securities             All Other
 Principal                                 Underlying           Compensation
 Position            Year     Salary($)    Options/SARs (#)        ($)(1)

 Robert H. Eder      1996     $289,216          -                 $47,617
  Chairman and       1995     $272,513          -                 $48,117
  Chief Executive    1994     $265,002          -                 $47,413
  Officer

 Orville R. Harrold  1996     $231,787         932                $40,508
  President          1995     $222,421         888                $40,510
                     1994     $203,962         877                $39,784

 Ronald P.           1996     $129.059         451                $ 9,066
 Chrzanowski         1995     $123,003         448                $ 7,396
  Vice President     1994     $118,804         463                $ 7,160

 Heidi J. Eddins     1996     $133,997         313                $ 9,381
  Secretary and      1995     $127,444         301                $ 7,713
  General Counsel    1994     $118,658         268                $ 7,203

 Robert J. Easton    1996     $120,191         210                $ 8,430
  Treasurer          1995     $113,706         203                $ 6,880
                     1994     $107,136         244                $ 6,474

(1)  Includes (i) premiums paid for life insurance coverage and
     (ii) amounts paid directly to the accounts of officers under the Company's simplified employee pension plan, as follows:

                       Life Insurance Premiums      Employee Pension Plan

     Mr.  Eder                  $37,117                  $10,500
     Mr.  Harrold               $30,008                  $10,500
     Mr.  Chrzanowski                                    $ 9,066
     Mrs. Eddins                                         $ 9,381
     Mr.  Easton                                         $ 8,430

            Option/SAR Grants in Last Fiscal Year(1)


                        Individual Grants

                   Number of
                   Securities    % of Total
                   Underlying    Options/SARs
                   Options/      Granted to     Exercise or
                   SARs          Employee in    Base Price     Expiration
Name               Granted (#)   Fiscal Year    ($/Share)        Date(2)
Orville R. Harrold     932         13%            $6.88      January 2, 2006

Ronald P.              451          6%            $6.88      January 2,2006
Chrzanowski

Heidi J. Eddins        313          4%            $6.88      January 2,2006

Robert J. Easton       210          3%            $6.88      January 2,2006

(1) An "SAR" is a stock appreciation right, a form of incentive compensation usually based on increases in the market value of a company's publicly traded stock. The Company does not grant SARs, but it does grant options for shares of its Common Stock under its Non-Qualified Stock Option Plan.

(2) All options are fully exercisable during the period July 2, 1996-January 2, 2006, subject to earlier termination in the event of the termination of the grantee's employment.



 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
                   Year-End Option/SAR Values


                                       Number of
                                       Securities     Value of
                                              Underlying      Unexercised
                                              Unexercised     In-the-Money
                                              Options/SARs    Options/SARs at
                                              at FY-End (#)   FY-End ($)

               Shares
               Acquired on    Value          Exercisable/     Exercisable/
Name           Exercise (#) Realized ($)(1)  Unexercisable(2) Unexercisable(3)
Orville R.        587        $  448             1,593           $ 272
 Harrold

Ronald P.         451        $  452               417           $  0
 Chrzanowski

Heidi J. Eddins    50        $   19               843           $ 383

Robert J. Easton  187        $  234               830           $ 478

(1) Based on the last sale price of the Common Stock on the date of exercise minus the exercise price.

(2)   All options are presently exercisable.

(3) Based on the last sale price of the Common Stock on December 31, 1996 minus the exercise price.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The table set forth below reflects the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company's knowledge, were on February 28, 1997 the beneficial owners of more than five percent of the Company's outstanding Common Stock, $.50 par value, or Preferred Stock, $50 par value. Each share of the Company's outstanding Preferred Stock is convertible at any time, at the option of the holder, into one hundred shares of Common Stock of the Company. Footnote 1 to the table below sets forth the percentages of the outstanding Common Stock which would be held by the indicated owners if such owners' Preferred Stock were converted in whole into Common Stock.

Name and Address                      Number of Shares       Percent of Class

Robert H. and Linda Eder               996,492(Common)           46% (1)
2441 S.E. Bahia Way                        500(Preferred)        77%
Stuart, Florida 34996

Massachusetts Capital Resource         200,000(Common) (2)        8.4% (2)
  Company (MCRC)
420 Boylston Street
Boston, Massachusetts  02116

      (1)   Assuming no conversion of Preferred Stock.  If their
Preferred Stock were converted in whole to Common Stock, Mr. and Mrs. Eder would own 48% of the outstanding Common Stock.

      (2) Represents 200,000 shares issuable upon exercise of Common Stock Purchase Warrant.

      Of the shares owned by Mr. and Mrs. Eder, 921,912 Common shares and 500 Preferred shares were held directly by Mr. Eder, and 74,580 Common shares were held directly by Mrs. Eder. By reason of their ownership, Mr. and Mrs. Eder may be deemed to be "control persons" with respect to the Company.

      The following table reflects as of February 28, 1997, the beneficial ownership of shares of Common Stock and Preferred Stock of the Company by directors, nominees for director and officers of the Company, all shares being owned directly except as otherwise noted:

Name of Individual         Common Shares      Common Shares         Percent of
Identification of Group      Owned (1)    Subject to Options (2)    Class (1)
Frank W. Barrett                 500               -                    *
Phillip D. Brown                 100               -                    *
Ronald P. Chrzanowski          4,441              417                   *
John H. Cronin                 1,210              100                   *
Robert J. Easton               1,003(a)           830                   *
Heidi J. Eddins                2,641(b)           575                   *
Robert H. Eder      See "Security Ownership of Certain Beneficial Owners and
                        Management", above.
J. Joseph Garrahy                620              240                   *
Orville R. Harrold            19,852(c)         1,593                   *
John J. Healy                    300              390                   *
William J. LeDoux                600              720                   *
Charles M. McCollam, Jr          100               -                    *

All directors and officers
as a group (12 persons)    1,027,859            4,865                  47%

(1) Assumes no conversion of Preferred Stock and excludes shares which may be acquired by the exercise of options.

(2)  Includes options exercisable within 60 days.

*    Less than 1%

(a)  Includes 18 shares held by Mr. Easton's wife in her name.

(b) Includes 700 shares held by Mrs. Eddins' minor children under the Uniform Gift to Minors Act.

(c) Includes 1700 Common shares held by Mr. Harrold's wife in her own name, and 2600 Common shares held by a custodian in an individual retirement account for the benefit of Mr.
     Harrold.



COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF
                              1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during 1996 its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.



                      CERTAIN TRANSACTIONS

     In 1988, in accordance with a plan of distribution, shares of the Company were distributed to the stockholders of Capital Properties, Inc. ("Capital Properties") on a pro rata basis. Mr. Eder and his wife own 52.3% of the outstanding common stock of Capital Properties. As part of the plan, the Company issued to Capital Properties a promissory note in the amount of $9,377,000 payable over a period of twenty years with interest at 12% per year, prepayable at any time without penalty.

     During 1995, the Company and Capital Properties negotiated an agreement reducing the interest rate to 10% and providing for the Company's prepayment of $1,800,000 on its note. The prepayment by the Company together with the interest rate adjustment results in a current monthly payment of principal and interest over the remaining twelve-year term of the note in the amount of $53,000. At December 31, 1996, the balance on the note due Capital Properties is $4,211,000. The agreement further provides that the first $200,000 of any future prepayments will reduce the required monthly payment; thereafter, 50% of any additional prepayments will reduce the required monthly payments.

     Prior to negotiating the agreement, the Company made additional voluntary prepayments totaling $200,000, $55,000 and $300,000 during 1996, 1995 and 1994, respectively.

     During 1995, the Company also entered into an agreement with Capital Properties releasing a portion of the collateral securing the note in exchange for the right to have the Company convey the Wilkesbarre Pier in East Providence, Rhode Island for the sum of $1 to a purchaser of Capital Properties' petroleum terminal facilities in

East Providence, Rhode Island; in any such conveyance the Company would retain certain rights to use the pier. The note is now secured by a first mortgage on a significant portion of the Company's operating right-of-way in Massachusetts, exclusive of the track structure which includes rails, ties, fasteners and ballast.



                 INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee of the Board of Directors has recommended that Deloitte & Touche LLP, who acted as independent auditors of the accounts of the Company for 1996, be appointed as independent auditors of the accounts of the Company for the year 1997. As a matter of corporate practice, the shareholders will be asked to approve the appointment. The Company has recently been advised by Deloitte & Touche LLP that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past four years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

       It is expected that a representative of Deloitte & Touche
LLP will be present at the annual meeting with the opportunity to make a statement if he so desires, and that such representative will be available to respond to appropriate questions.



                  EMPLOYEE STOCK PURCHASE PLAN

  In response to expressions of interest from a number of employees, the Company has developed an Employee Stock Purchase Plan (the "Plan"). The Plan offers employees the opportunity to purchase shares of common stock of the Company with convenient payroll deductions without payment of any brokerage fees or commissions and is intended to provide employees with an opportunity to acquire a proprietary interest in the Company.
It is the intention of the Company to have the plan qualify under
Section 423 of the Internal Revenue Code of 1986, as amended.

                       Description of Plan

     The following is a summary of the principal provisions of the Plan. The summary is qualified in its entirety by reference to the full text of the Plan, set forth as Exhibit A to this Proxy Statement.

    The Plan. The Plan was approved by the Company's Board of Directors on January 29, 1997. The Plan allows participants to purchase Common shares through payroll deductions (in a minimum amount of $10 per week and a maximum amount of $30 per week) at a discount of 15% of the fair market value of the Common shares on the date of purchase, without brokerage fees or commissions. Payroll deductions are applied to purchase Common shares as of the last day of each calendar quarter. A Participant may discontinue participation in any offering by giving written notice of termination at least five days prior to the Offering Termination Date as defined in the Plan.

    Upon purchase of the Common shares, Participants shall have all of the rights of ownership of such Common shares, including voting and dividend rights; except that Participants may not sell, assign, pledge or otherwise transfer such Common shares within two years of purchase.

    The aggregate number of Common shares of the Company which may be issued under the Plan shall not exceed 200,000 shares.

    Eligibility. Any employee of the Company with certain exceptions, who shall have completed one year of employment as of the preceding December 31 shall be eligible to participate. The eligibility criteria covers a group of approximately 136 employees.

    Participants' Accounts. The Company will establish a Stock
Purchase Account for each Participant which account shall be credited with the payroll deductions elected by the Participant.

     Purchase of Common Shares.  As of the Offering Termination
Date, the Participant's account shall be debited to reflect the purchase of Common shares. Fractional shares will not be issued.

    Purchase Price.   The purchase price of Common shares shall
be equal to 85% of the closing price on the nearest prior business day on which trading occurred on the exchange on which the Common shares are primarily traded. As of February 28, 1997, the closing price was $8.75.

     Restrictions on Participation.   No employee shall be
granted an option to purchase Common shares under the Plan:

     (a) if, immediately after such purchase, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the voting power or outstanding shares of any class of stock of the Company or of the total combined voting power or outstanding shares of any class of stock of the Company; or

     (b) which permits the Participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value for each calendar year in which such option is outstanding.

     Termination of Employment and Death. Upon termination of the Participant's employment, the Participant's Stock Purchase
Account shall be returned to him/her without interest, as soon as administratively practicable.

    Upon termination of the Participant's employment by reason of death, the Participant's beneficiaries shall have the right to elect to withdraw the Participant's Stock Purchase Account, without interest, or to exercise the Participant's option on the Offering Termination Date next following the date of the Participant's death.

    Non Transferability.   Neither payroll deductions nor  the
right to purchase shares are transferable by the Participant except by will or the laws of descent and distribution.

    Administration.  The Plan is administered by the Stock
Option and Compensation Committee of the Board of Directors (the "Committee"). Among other things, the Committee has the power to interpret the terms and provisions of the Plan, and to establish rules and regulations for the proper administration of the Plan. Committee members are compensated for attendance at Committee meetings. The Committee is appointed by the Board of Directors of the Company and serves at the pleasure of the Board.

    Federal Income Tax Treatment of Plan Participation. No income is recognized by a participant upon the purchase of Common shares under the Plan. Upon sale of the Common shares at least two years after purchase, the participant will have taxable ordinary income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value per share at the time of disposition over the purchase price, or (ii) the excess of the fair market value per share on the Offering Termination Date (as defined in the Plan) over the purchase price. A participant will have capital gain or loss on the difference between the sales proceeds and the sum of the purchase price plus any ordinary income recognized as described above.
The Company is not entitled to any tax deduction.

    Employee Retirement Income Security Act of 1974. The Plan is not subject to the terms of the Employee Retirement Income
Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

    Period of Plan. The Plan will continue in effect through March 31, 2007 unless earlier terminated by the Board of Directors. The Board of Directors of the Company may terminate or amend the Plan, provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under any Offering, except as set forth in the Plan or (ii) amend the requirements as to the class of employees eligible to participate.

     Benefits Under the Plan. Assuming the Plan is approved by the shareholders, officers and employee directors, with certain exceptions, may elect to participate in the Plan. The benefits to be received under the Plan by such officers and employee directors cannot be determined.

     Recommendations of Board of Directors.  The Board of
Directors recommends that the shareholders vote FOR approval of the Employee Stock Purchase Plan. The affirmative votes of the holders of majorities of the outstanding Common Stock and Preferred Stock, voting as separate classes, will be required for such approval.



                      FINANCIAL STATEMENTS

       A copy of the annual report of the Company for the year ended December 31, 1996 is enclosed. Such report is not part of this proxy statement.



                PROPOSALS FOR 1998 ANNUAL MEETING

       The 1998 annual meeting of the shareholders of the Company is scheduled to be held April 29, 1998. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 27, 1997.



                          OTHER MATTERS

       No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

                   By Order of the Board of Directors

                     HEIDI J. EDDINS
                     Secretary and General Counsel
                     PROVIDENCE AND WORCESTER RAILROAD COMPANY


Dated:  March 18, 1997

                                                       Exhibit A
            PROVIDENCE AND WORCESTER RAILROAD COMPANY
                  EMPLOYEE STOCK PURCHASE PLAN


     This Providence and Worcester Railroad Company Employee
Stock Purchase Plan (the "Plan") is adopted by the Providence and
Worcester Railroad Company (the "Company") as of the 1st day of
April, 1997.

  1. Introduction. The Plan is intended to provide employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, $.50 par value ("Common Shares") of the Company with accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the
"Code").

  2. Definitions.   For purposes of this Plan, the following
terms shall have the meanings set forth below:

     "Beneficiary(ies)" means the person(s) designated by the Participant to the Treasurer of the Company to be the beneficiary of the Participant's Stock Purchase Account in the event the Participant dies with a balance remaining. If a Participant fails to make any such designation, the Participant's Beneficiary shall be the Participant's estate.

     "Board" means the Board of Directors of the Company.

     "Committee" means the Stock Option and Compensation
Committee of the Board, or any other committee of the Board or otherwise to which the Board may subsequently delegate the authority to administer the Plan.

     "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

     "Offering" means the opportunity to purchase Common Shares with accumulated payroll deductions commencing on the Offering
Commencement Date and ending on the Offering Termination Date.

     "Offering Commencement Date" means January 1, April 1, July
1, and October 1 of each calendar year.

     "Offering Termination Date" means March 31, June 30,
September 30, and December 31 of each calendar year.

     "Participant" means an eligible Employee who has an active payroll deduction authorization form on file with the Treasurer of the Company.

     "Stock Purchase Account" means the account established on behalf of each Participant in accordance with Section 7 hereof

  3.Administration.   The Plan shall be administered by the
Committee. The Committee may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such actions in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

  4.Eligibility.   Any Employee of the Company who shall have
completed one year of employment as of the preceding December 31 shall be eligible to participate in Offerings under the Plan.

  5.Common Shares Subject to the Plan.    The aggregate number
of Common Shares of the Company which may be issued under the Plan shall not exceed 200,000 shares; subject, however, to the adjustment provided in Section 16 hereof in the event of certain changes in the Company's capital structure. The Common Shares to be issued and delivered by the Company under the Plan may be either authorized but unissued shares or treasury shares.

  6.Participation in Offering/Payroll Deductions.

     (a)  An Employee meeting the eligibility requirements of
Section 4 hereof may elect to participate in any Offering by completing a payroll deduction authorization form provided by the Company and filing it with the Treasurer of the Company on or before the date set therefor by the Treasurer, which date shall be prior to the Offering Commencement Date for the Offering.
Each Participant electing to participate in any Offering shall authorize the Company to withhold an amount not less than $10 per week nor more than $30 per week from the Participant's base pay. Payroll deductions shall commence as of the next following Offering Commencement Date and shall continue through the Offering Termination Date and successive Offerings unless and until the Participant files a notice to terminate participation with the Treasurer of the Company.

     (b) A Participant may discontinue participation in any Offering by giving written notice of termination to the Treasurer of the Company at least five days prior to the Offering Termination Date applicable to such Offering. Such termination of participation shall be effective as of the date of receipt of such notice. No further payroll deductions shall be made, and the Participant's Stock Purchase Account shall be distributed in accordance with Section 11 hereof. The Participant may elect to participate in any succeeding Offering by filing a new payroll deduction authorization form with the Treasurer in accordance with subparagraph (a) above.

     (c) A Participant may alter the amount of payroll deductions as of the next following Offering Commencement Date by completing a new payroll deduction authorization form and filing it with the Treasurer of the Company on or before the date set therefor by the Committee. A Participant may not alter the amount of payroll deductions during any Offering.

  7.Participants' Accounts.   The Company shall establish an
account for each Participant in the Plan to be known as the Stock Purchase Account. A Participant's Stock Purchase Account shall be credited with the payroll deductions elected by the Participant. As of each Offering Termination Date, the Participant's Stock Purchase Account shall be debited to reflect the purchase of Common Shares upon the terms and conditions described herein.

  8.   Purchase of Common Shares.

     (a) Unless a Participant gives written notice to the Company to terminate participation in the Plan as provided in
Section 6(b) hereof at least five days prior to an Offering Termination Date, the Participant shall be deemed to have exercised on the Offering Termination Date an option to purchase the number of full Common Shares which the balance in the Participant's Stock Purchase Account at that time will purchase at the applicable purchase price as described in Section 9 hereof. Any excess in the Participant's Stock Purchase Account at that time will remain in the Participant's Stock Purchase Account and be available for purchases of Common Shares in future Offerings. Fractional shares will not be issued under the Plan.

     (b) As promptly as practicable after the Offering Termination Date of each Offering, the Company will cause the Common Shares purchased on behalf of each Participant to be registered in the name of such Participant, or if the Participant so directs by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. A Participant shall have all of the rights and privileges of a shareholder with respect to all Common Shares registered in the Participant's name, subject, however, to the restrictions described in subparagraph (c) below.

     (c) Notwithstanding any provision herein to the contrary, no Participant may sell, assign, transfer, pledge or otherwise dispose of such Common Shares prior to the expiration of two years from the Offering Termination Date upon which such Common Shares were purchased.

     (d) No certificates for Common Shares shall be delivered to a Participant until the expiration of the restrictions described in subparagraph (c) above. Upon written request of the Participant at any time after the expiration of such restrictions, the Company shall deliver to the Participant stock certificates representing the Common Shares registered in his or her name.

  9.Purchase Price.   The purchase price of Common Shares
purchased under the Plan shall be equal to 85% of the closing price of the Common Shares on the Offering Termination Date or the nearest prior business day on which trading occurred on the exchange on which the Common Shares are primarily traded.

  10.     Restrictions on Participation.   Notwithstanding any
provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Common Shares under the Plan:

     (a) if, immediately after such purchase, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the voting power or outstanding shares of any class of stock of the Company or of the total combined voting power or outstanding shares of any class of stock of the Company; or

     (b) which permits the Participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Shares (determined at the time such option is granted) for each calendar year in which such option to purchase Common Shares is outstanding.

  11.  Voluntary Withdrawal from Plan.   Upon the election by a
Participant to terminate participation in any Offering as provided in Section 6(b) hereof, the Participant's Stock Purchase Account will be paid to him as soon as administratively practicable, without interest. A Participant's withdrawal of his or her Stock Purchase Account during any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering.

  12.Termination of Employment.

      (a) Upon termination of the Participant's employment for any reason other than death, the Participant's Stock Purchase
Account shall be returned to him, without interest, as soon as administratively practicable.

     (b) Upon termination of the Participant's employment by reason of death, the Participant's Beneficiaries shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

    (i) to withdraw the Participant's Stock Purchase Account, without interest, or

    (ii)to exercise the Participant's option on the Offering Termination Date next following the date of the Participant's death to purchase the number of full Common Shares which the balance in the Participant's Stock Purchase Account at the date of the Participant's death will purchase at the applicable purchase price, and any excess in such Stock Purchase Account will be returned to such Beneficiaries without interest.

     In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the Beneficiary shall automatically be deemed to have elected, pursuant to subparagraph (ii) above, to exercise the Participant's option to purchase Common Shares.

     (c) Upon termination of employment for any reason, including death, the Company shall deliver to the Participant all certificates for Common Shares registered in the name of such Participant pursuant to this Plan. Certificates for Common Shares which were purchased less than two years prior to such termination of employment shall bear the appropriate legend reflecting that such Common Shares are subject to the restrictions contained in Section 8(c) hereof.

  13.     Compliance with Securities Laws.   Common Shares
issued by the Company under the Plan shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Committee may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

  14.  Transferability.   Neither payroll deductions credited to
a Participant's Stock Purchase Account nor any rights with regard to the purchase of Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

  15.     Use of Funds.   All payroll deductions received or
held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  16. Readjustment of Stock or Recapitalization.

     (a) Upon any recapitalization or readjustment of the Company's capital stock whereby the character of the present Common Shares shall be changed, appropriate adjustments shall be made so that the stock to be purchased under the Plan shall be the equivalent of the present Common Shares after such readjustment or recapitalization. In the event of a subdivision or combination of the Common Shares, the number of shares that may be purchased under the Plan and the purchase price shall be proportionately adjusted. In the case of reclassification or other change in the Common Shares, the Board of Directors shall take such action as it deems appropriate.

      (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations, regardless of whether or not the Company is the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, unless the Board determines otherwise, the Plan shall be terminated and Stock Purchase Accounts shall be distributed to Participants, without interest, as soon as administratively practicable.

  17.      Amendment and Termination.   The Board shall have
complete power and authority to terminate or amend the Plan for any reason, including a change in control as provided in Section 16(b) hereof, provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 16 hereof ); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant with respect to Common Shares already purchased under the Plan.

  18.      No Effect on Employment Status.   The Plan does not,
directly or indirectly, create any right for the benefit of any Employee to purchase Common Shares under the Plan, or create in any Employee any right with respect to continuation of employment by the Company. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

  19.  Company Responsibility.   All expenses of this Plan,
including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of Common Shares under the terms of the Plan, so long as the Company acts in good faith.

  20.  Tax Withholding.   Any purchase of Common Shares
hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the Participant of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the purchase of Common Shares or the later disposition of the Common Shares thereby acquired and all such additional taxes or amounts as determined by the Committee in its discretion, including, without limitation, the right of the

Company to receive transfers of Common Shares or other property from the Participant or to deduct or withhold in the form of Common Shares from any transfer to a Participant, in such amount or amounts deemed required or appropriate by the Committee in its sole and absolute discretion.

  21.      Implied Consent.   Every Participant, by his or her
participation in the Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

  22.  Effective Date.   The Plan shall become effective as of
April 1, 1997, subject to approval by the holders of the majority of the Common Shares and the majority of the Preferred Shares present and represented at a special or annual meeting of the shareholders held on or before April 30, 1997. If the Plan is not so approved, the Plan shall not become effective. The Plan shall terminate on March 31, 2007 unless earlier terminated by the Board as provided in Section 17 hereof.

  23.     Rhode Island Law to Govern.   This Plan shall be
construed and administered in accordance with and governed by the laws of the State of Rhode Island.


     IN WITNESS WHEREOF, the Company has caused this Providence and Worcester Railroad Company Employee Stock Purchase Plan to be executed by its duly authorized officer this ____ day of _________ 1997.



                              PROVIDENCE AND WORCESTER
                              RAILROAD COMPANY



                              By: _________________________

                              Title: ________________________

   PROXY              PROVIDENCE AND WORCESTER RAILROAD COMPANY
  (PREFERRED STOCK)   Annual Meeting of Shareholders - April 30, 1997

         The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder, Orville R. Harrold and Ronald P. Chrzanowski, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Preferred Stock of the undersigned in Providence and Worcester Railroad Company at the annual meeting of shareholders to be held on April 30, 1997 in Worcester, Massachusetts, and at any adjournments thereof, as follows:

 1. ELECTION OF DIRECTORS: FOR all nominees   WITHHOLD AUTHORITY to vote for
          listed below (except as             all nominees listed below
       marked to the contrary below)  _____     _____

 F. Barrett, P. Brown, J.Cronin, R. Easton, J. Garrahy, O. Harrold, J. Healy,

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_____________________________________________________________________________
      2.  PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                 as  independent auditors of the Company
                 for 1997:  __ FOR    __ AGAINST    __ ABSTAIN

      3.  PROPOSAL TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN:
                            __ FOR    __ AGAINST    __ ABSTAIN

      4. In their discretion, upon such other matters as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

     PROXY         PROVIDENCE AND WORCESTER RAILROAD COMPANY
     (COMMON STOCK)        Annual Meeting of Shareholders - April 30, 1997

         The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder, Orville R. Harrold and Ronald P. Chrzanowski, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Common Stock of the undersigned in Providence and Worcester Railroad Company at the annual meeting of shareholders to be held on April 30, 1997 in Worcester, Massachusetts, and at any adjournments thereof, as follows:

 1. ELECTION OF DIRECTORS: FOR all nominees    WITHHOLD AUTHORITY to vote for
          listed below (except as marked to    all nominees listed below __
          the contrary below)   _____
          R. Chrzanowski, R. Eder, W. LeDoux, Charles M. McCollam, Jr.

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____________________________________________________________________________
      2.  PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP
          as independent auditors of the Company for 1997:
                __ FOR    __ AGAINST    __ ABSTAIN

      3.   PROPOSAL TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN:
                __ FOR    __ AGAINST    __ ABSTAIN

      4. In their discretion, upon such other matters as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.





                              PLEASE DATE, SIGN AND RETURN THIS PROXY

 (Sign exactly as your name appears hereon.         Dated:...............1997
 When signing as attorney, executor, administrator,
 trustee, guardian or in a corporate capacity,      Signed:..................
 please give full title as such. In case of joint tenants or multiple owners, each party must sign.)
















 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

          PLEASE DATE, SIGN AND RETURN THIS PROXY

 (Sign exactly as your name appears hereon.         Dated:...............1997
 When signing as attorney, executor, administrator,
 trustee, guardian or in a corporate capacity,      Signed:.................
 please give full title as such. In case of joint tenants or multiple owners, each party must sign.)
















 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY